Exhibit 21

PRINCIPAL SUBSIDIARIES OF AT&T INC., AS OF DECEMBER 31, 2005
Legal Name	State of Incorporation/Formation	Conducts Business Under
Illinois Bell Telephone Company	Illinois	AT&T Illinois
Indiana Bell Telephone Company, Incorporated	Indiana	AT&T Indiana
Michigan Bell Telephone Company	Michigan	AT&T Michigan
Nevada Bell Telephone Company	Nevada	AT&T Nevada
Pacific Bell Telephone Company	California	AT&T California
Pacific Telesis Group	Nevada	AT&T West
SBC International, Inc.	Delaware	AT&T International
Southern New England Telecommunications Corporation	Connecticut	AT&T East
SBC Internet Services, Inc.	California	AT&T Internet Services
SBC Long Distance, LLC	Delaware	AT&T Long Distance
SBC Teleholdings, Inc (f/k/a Ameritech Corporation)	Delaware	AT&T Midwest
Southwestern Bell Telephone, L.P.	Texas	AT&T Arkansas; AT&T Kansas; AT&T Missouri; AT&T Oklahoma; AT&T Texas; AT&T Southwest
Southwestern Bell Yellow Pages, Inc.	Missouri	AT&T Yellow Pages - Southwest AT&T Yellow Pages - Arkansas AT&T Yellow Pages – Kansas AT&T Yellow Pages – Missouri AT&T Yellow Pages – Texas AT&T Directory Operations

Exhibit 21

Legal Name	State of Incorporation/Formation	Conducts Business Under
Sterling Commerce, Inc.	Delaware	same
The Ohio Bell Telephone Company	Ohio	AT&T Ohio
The Southern New England Telephone Company	Connecticut	AT&T Connecticut
The Woodbury Telephone Company	Connecticut	AT&T Woodbury
Wisconsin Bell, Inc.	Wisconsin	AT&T Wisconsin
AT&T Corp.	New York	same; AT&T; Conference Operator-AT&T; Connect N'Save; ACC Business; AT&T Worldnet Services; AT&T Worldnet; SmarTalk; GTI; prepaidserviceguide.com; ConQuest; CQTalk!; Unispeak Service
AT&T Communications of California, Inc.	California	same
AT&T Communications of the Mountain States, Inc.	Colorado	same
AT&T Communications of NJ, LP	Delaware	same
AT&T Communications of New York, Inc.	New York	same
AT&T Communications of Illinois, Inc.	Illinois	same
AT&T Communications of the Southern States, LLC	Delaware	ACC Business; SmarTalk; prepaidserviceguide.com; GTI; AT&T; Conquest; CQTalk
Teleport Communications New York	New York	same